UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2020

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the proposed public offering (the “Proposed Offering”) by Delcath Systems, Inc. (the “Company”) of its securities pursuant to the Company’s registration statement on Form S-1 (File No. 333-235904), (the “Registration Statement”) and the potential listing of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the Nasdaq Capital Market (“Nasdaq”) in connection therewith, on March 11, 2020, the Company entered into a support and conversion agreement (the “Support and Conversion Agreement”) with Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P. (collectively, “Rosalind”) and the Company’s executive officers. The Support and Conversion Agreement provides that, among other things, the executive officers have agreed to receive payment of the net after-tax amount of their 2019 annual incentive bonuses aggregating $221,000 in unregistered shares of Common Stock, valued at the public offering price of the securities sold in the Proposed Offering, upon the consummation of the Proposed Offering.  In addition, following the consummation of the Proposed Offering, (i) Rosalind has agreed that from time to time the Company may require them to convert all or a portion of their 8% senior secured promissory notes in the aggregate principal amount of $2 million (the “Notes”) into shares of the Company’s Series E convertible preferred stock (the “Series E Preferred Stock”) and Series E warrants at the contractual conversion price of $1,500 per share of Series E Preferred Stock in certain circumstances described below (a “Rosalind Conversion”), and (ii) the Company’s executive officers have agreed to receive payment of the net after-tax amounts of back pay and deferred bonuses aggregating $765,000 in unregistered shares of Common Stock (an “Equitization Transaction,” and together with a Rosalind Conversion, an “Equity Infusion”).  The shares of Common Stock issuable in an Equitization Transaction would have a value equal to the greater of (x) the last reported sale price per share as of the trading day immediately preceding the Equity Infusion Date (as defined below) and (y) the volume-weighted average price of the Common Stock for the five trading days immediately preceding the Equity Infusion Date.

Pursuant to the Support and Conversion Agreement, the Company can only effect an Equity Infusion in the event the Company’s Board of Directors reasonably determines that an Equity Infusion is reasonably necessary for the Company to meet Nasdaq’s continued listing requirement that the Company maintain stockholders’ equity of at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”) unless an Equity Infusion would not avoid the delisting of the Common Stock from Nasdaq as a result of the Company’s failure to meet Nasdaq’s other continued listing requirements (an “Equity Infusion Determination”). In the event of an Equity Infusion Determination, the Company will deliver written notice thereof to Rosalind and each executive officer (an “Equity Infusion Notice”), which Equity Infusion Notice will specify the Company’s calculation of the amount of the required Equity Infusion required to satisfy the Minimum Stockholders’ Equity Requirement. Any Equity Infusion Notice will specify the date, which will not be less than the third business day after the date of such Equity Infusion Notice or more than five business days after the date of such Equity Infusion Notice, on which the Equity Infusion will occur (such date, the “Equity Infusion Date”).  The Equity Infusion will be allocated among Rosalind and the executive officers  so that 50% of the Equity Infusion takes the form of a Rosalind Conversion and the remaining 50% of the Equity Infusion takes the form of an Equitization Transaction, subject to certain conditions, until all of the back pay and deferred bonus amounts have been paid pursuant to an Equitization Transaction, and thereafter solely by a Rosalind Conversion.

In the Support and Conversion Agreement, the Company has agreed to provide Rosalind with the right to participate in future financing until the second anniversary of the closing of the  Proposed Offering. The Support and Conversion Agreement will expire on the earlier of (i) the date on which all of the Notes have been converted or paid in full, or (ii) June 30, 2021, and will terminate prior thereto (x) with respect to an executive officer, upon the effective date of the termination of the executive officer’s employment by the Company, (y) if the Company does not receive Nasdaq approval for the listing of the Common Stock on or before March 31, 2020; or (z) if the Proposed Offering does not occur on or prior to the outside date, if any, specified in Nasdaq’s listing approval. Rosalind’s participation rights will survive any such expiration and or termination.

The foregoing description of the Support and Conversion Agreement is a summary only, is not intended to be complete and is qualified in its entirety by reference to the full text of the Support and Conversion Agreement, which will be filed as an exhibit to the Registration Statement.

The consummation of the Proposed Offering is subject to market and other conditions, including the receipt of Nasdaq approval to list the Common Stock, and no assurance can be given that the Proposed Offering will be consummated or as to the timing and terms thereof.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the Proposed Offering.  Any such offer or sale will only be made pursuant to the Registration Statement and the related prospectus.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: March 16, 2020	By:	/s/ Barbra Keck
Name: Barbra Keck
Title: Chief Financial Officer